REGISTRATION RIGHTS AGREEMENT

                   This Registration Rights Agreement (this "Agreement") is made and entered into on July 24, 2003, by and among allegheny energy, inc., a Maryland corporation (the "Company"), ALLEGHENY CAPITAL TRUST I, a Delaware statutory trust (the "Trust" and, together with the Company, the "Obligors"), and the Purchasers. The term "Purchasers" as used herein shall be deemed to mean PERRY PRINCIPALS, LLC ("Perry Capital") and the persons identified as Purchasers on the signature pages hereto, and the term "Purchaser" shall be deemed to mean one of such Purchasers. All obligations of the Purchasers hereunder are several and not joint.

                   WHEREAS, the several Purchasers are purchasing from the Trust its 11?% Mandatorily Convertible Trust Preferred Securities, (the "Trust Preferred Securities") pursuant to the Purchase Agreement, dated of even date herewith, among the Company, the Trust and the several Purchasers (the "Purchase Agreement");

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows.
Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
"Additional Issuer" shall have the meaning set forth in Section 3(d) hereof.

                   "Additional Securities" shall mean (i) additional shares of Common Stock issued or issuable upon the exercise of the Warrants pursuant to the antidilution provisions contained in Sections 4.2, 4.3 or 4.8 of the Warrant Certificates, and (ii) other kinds or amounts of securities that are issued or issuable upon the exercise of the Warrants pursuant to the antidilution provisions contained in Sections 4.4, 4.5 or 4.8 of the Warrant Certificates.

"Additional Notes" shall mean additional notes (other than Initial Notes and PIK Notes) issued from time to time under the Indenture in accordance with Sections 2.02 and 2.14 thereof.
"Additional Warrant Shares" shall have the meaning set forth in Section 3(d) hereof.
"Agreement" shall have the meaning set forth in the preamble hereof.

                   "Blackout Period" shall mean the period of time, not to exceed 90 days, with respect to which the Board of Directors of the Company has determined in good faith that the registration and distribution of Registrable Securities (or the filing, declaration of effectiveness or use of the Registration Statement or related Prospectus) hereunder would materially and adversely interfere with any business combination transaction involving the Company with respect to which active negotiations have commenced and are continuing, any pending financing, acquisition, corporate reorganization or any other pending material transaction involving the Company or any of its subsidiaries.

"Business Day" means any day other than a Legal Holiday.

                   "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Common Stock" shall mean shares of common stock, $1.25 par value per share, of the Company.
"Exchange Act" shall have the meaning set forth in Section 8(a) hereof.
"Indemnifiable Costs and Expenses" shall have the meaning set forth in Section 8(a) hereof.
"Indenture" shall mean the Indenture, dated as of July 24, 2003 between Allegheny Energy, Inc. and Wilmington Trust Company, as trustee, pursuant to which the Notes are issued.
"Initial Notes" shall mean the $300,000,000 aggregate principal amount of Notes issued under the Indenture on the date hereof.

                   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                   "Notes" shall mean the 11⅞% Notes due 2008 of the Company, including the Initial Notes, the PIK Notes and any Additional Notes, issued pursuant to the Indenture. The Initial Notes and any PIK Notes and Additional Notes shall be treated as a single class for all purposes under this Agreement.

"Obligors" shall have the meaning set forth in the preamble hereof.
"Other Holders" shall have the meaning set forth in Section 3(c) hereof.

                   "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"PIK Notes" shall mean the Notes that may be issued by the Company in lieu of cash interest in accordance with the terms of Section 2 of the Initial Notes.
"PIK Securities" shall have the meaning set forth in the definition of Registrable Securities.
"Preliminary Prospectus" shall mean a preliminary prospectus included in a Registration Statement or filed with the SEC pursuant to Rule 424(a) promulgated under the Securities Act.

                   "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

"Purchase Agreement" shall have the meaning set forth in the preamble hereof.
"Purchaser" shall have the meaning set forth in the preamble hereof.

                   "Registrable Securities" shall mean the Trust Preferred Securities purchased by the Purchasers from the Trust pursuant to the Purchase Agreement, all Trust Preferred Securities (the "PIK Securities") issued or issuable by way of dividend or other distribution with respect to any Trust Preferred Securities, the Common Stock issued or issuable upon exercise of the Warrants and any Additional Securities.

"Registration Expenses" shall have the meaning set forth in Section 7 hereof.

                   "Registration Statement" shall mean any registration statement that is filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

"Requesting Holder" shall have the meaning set forth in Section 4 hereof.
"Restricted Securities" shall have the meaning set forth in Section 2 hereof.
"Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.
"Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.
"Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.
"SEC" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
"Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.
"Securityholders" shall mean any Purchaser and any Person to whom the rights under this Agreement are assigned pursuant to Section 17 hereof.
"Selling Securityholder" shall mean any Securityholder whose Registrable Securities are included in a Registration Statement.
"Shelf Registration" shall have the meaning set forth in Section 3(a) hereof.
"Shelf Registration Statement" shall have the meaning set forth in Section 3(b) hereof.
"Shelf Registration Period" shall have the meaning set forth in Section 3(b) hereof.
"Trigger Event" shall have the meaning set forth in Section 3(d) hereof.

                   "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter pursuant to a firm commitment underwriting agreement for reoffering to the public.

"Warrant Certificates" shall mean the Warrant Certificates pursuant to which the Warrants are issued.

                   "Warrants" shall mean the non-detachable Attached Warrants (as such term is used in the Notes) that have been issued with and are attached to the Notes or that may be issued with and attached to PIK Notes and Additional Notes

                   Section 2.     Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Restricted Security cannot thereafter become a Registrable Security. As used herein, a "Restricted Security" is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not (i) been distributed by a Securityholder pursuant to Rule 144, Rule 903 or Rule 904, or (ii) become eligible to be sold in reliance on Rule 144(k), unless, in the case of a Registrable Security distributed pursuant to Rule 903 or Rule 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or Rule 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

Section 3. Shelf Registration.

                   (a)    Filing. At such time as the Company meets all of the eligibility criteria to register offerings on Form S-3 (or any successor form) with the SEC under the Securities Act, but in no event later than March 31, 2005 (time being of the essence), the Obligors shall file a Registration Statement on Form S-1, or Form S-3 if the Company is then eligible to use Form S-3 (or, if Form S-1 or Form S-3, as the case may be, is not then available to the Company, on such appropriate form of registration statement, if any, as is then available to the Company to effect a registration for resale of securities of the Company covering all of the Registrable Securities) (the "Shelf Registration"); provided that the Company need not comply with this Section 3(a) during a Blackout Period. Such Registration Statement shall also cover, to the extent allowable under the Securities Act, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions.

                   (b)     Effectiveness of Registration Statement. The Obligors shall use their reasonable best efforts to (i) cause the Registration Statement relating to the Shelf Registration (the "Shelf Registration Statement") to become effective as promptly as practicable but in no event later than the date that is one hundred and twenty (120) days after the Shelf Registration Statement is filed with the SEC, and (ii) thereafter keep the Shelf Registration Statement effective continuously for the period (the "Shelf Registration Period") ending on the earlier of (A) two (2) years from the closing under the Purchase Agreement and (B) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold and the distribution contemplated thereby has been completed.

                   (c)     Inclusion of Other Securities. The Company may not include any other securities, whether for its own account or for the account of other holders of the Company's securities ("Other Holders"), in any Shelf Registration pursuant to this Section 3.

                   (d)     Additional Registrable Securities. If, after filing or effectiveness of the Shelf Registration Statement, any of the following events (each, a "Trigger Event") occurs: (i) any increase in the Share Number (as such term is used in the Warrant Certificates), if the additional shares of Common Stock issuable upon exercise of the Warrants as a result of such increase in the Share Number are not already included in the Shelf Registration Statement, (ii) the issuance of any PIK Notes or PIK Securities, or (iii) any adjustment under the anti-dilution provisions of Article IV of the Warrant Certificates that results in Additional Securities becoming issuable upon the exercise of the Warrants, then the Company shall prepare and file or, in the case of any Additional Securities that are not issued by the Company, cause any issuer of such Additional Securities (the "Additional Issuer") to prepare and file, with the SEC one or more Registration Statements on Form S-1 or Form S-3 if the Company or such Additional Issuer, as applicable, is then eligible to use Form S-3 (or, if Form S-1 or Form S-3, as the case may be, is not then available to the Company or such Additional Issuer, as applicable, on such appropriate form of registration statement, if any, as is then available to the Company or such Additional Issuer, as applicable) to effect a registration for resale of all such (i) additional shares of Common Stock, (ii) PIK Securities, and (iii) Additional Securities (collectively, the "Additional Warrant Shares"). Such Registration Statement also shall cover, to the extent allowable under the Securities Act, such indeterminate number of additional shares of Common Stock, PIK Securities or Additional Securities resulting from stock splits, stock dividends or similar transactions with respect to the Additional Warrant Shares. A Registration Statement covering the Additional Warrant Shares shall be filed by the Company with the SEC within thirty (30) days after the occurance of the Trigger Event; provided, however, that the Obligors shall not be required to file, or, in the case of any Additional Securities that are not issued by the Company, shall not be obligated to cause any Additional Issuer to file, any Registration Statement covering the Additional Warrant Shares prior to the time the Shelf Registration Statement is required to be filed pursuant to Section 3(a) hereof. The Company shall, or, in the case of any Additional Securities that are not issued by the Company, cause any Additional Issuer to, use its reasonable best efforts to cause the Registration Statement to be filed pursuant to this Section 3(d) to be declared effective by the SEC as promptly as practicable but in no event later than the earlier of: (i) subject to the proviso to the preceding sentence, the date that is one hundred and twenty (120) days after the occurrence of the Trigger Event; and (ii) ninety (90) days after such Registration Statement is filed with the SEC. The Company shall, or, in the case of any Additional Securities that are not issued by the Company, cause any Additional Issuer to, keep the Registration Statement filed pursuant to this Section 3(d) effective continuously during the Shelf Registration Period, and such Registration Statement shall be deemed a Shelf Registration for all purposes of this Agreement. The provisions of this Section 3(d) shall apply to successive Trigger Events.

                   (e)     Failure to Comply. If any Registration Statement under this Section 3: (i) is not filed within the time periods set forth in any provision of Section 3(a) or Section 3(d) hereof, as the case may be; (ii) is not effective by the time set forth in any provision of Section 3(b) or Section 3(d) hereof, as the case may be; or (iii) is suspended or otherwise is not effective or current for any reason for at least thirty (30) days during any period that it is to be effective as provided in any provision of Section 3(b) or Section (d) hereof, as the case may be, the per annum interest rate pursuant to the Notes shall increase by 0.25 % for any period (A) during which the obligation to file a Registration Statement is not met, (B) during which a Registration Statement was to be declared effective and has not been declared effective, or (C) during which a Registration Statement was suspended or otherwise not effective or current; provided that the total increase in the interest rate on the Notes at any time by operation of this Section 3(e) shall not be greater than 0.25%, and; provided, further, that the interest rate pursuant to the Notes shall return to the interest rate in effect on the date of this Agreement upon the first to occur of (x) the satisfaction by the Company of its applicable obligation under this Section 3 or (y) such time as no Registrable Securities are Restricted Securities. Such adjustment in the interest rate under the Notes, if any, is liquidated damages and not a penalty and shall be the sole monetary remedy available to the holder for the failure of the Company to comply with this Section 3. Nothing contained in this subsection (e) shall modify or otherwise affect any rights Securityholders have under Section 8(c) of the Purchase Agreement.

                   Section 4.    Piggyback Registrations. If the Company at any time proposes to file a registration statement (other than a registration on Form S-4, Form S-8 or Form S-3 (solely with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) with respect to securities, whether for its own account or for the account of any Other Holder or Other Holders that have requested such registration (a "Requesting Holder"), the Company shall, in each case, give written notice of such proposed filing to the Securityholders at least twenty (20) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Securityholders the opportunity to have any or all of the Registrable Securities held by the Securityholders included in such registration statement; provided, however, that the Securityholders shall only be entitled to include Trust Preferred Securities in one such registration statement; provided, further, that the limitations contained in the immediately preceding proviso shall not be applicable to Registrable Securities that are shares of Common Stock and the Securityholders shall be entitled to include shares of Common Stock in any such registration statement in accordance with the remaining provisions of this Section 4. If any Securityholder desires to have its Registrable Securities registered under this Section 4, it shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the type and amount of Registrable Securities for which registration is requested), and the Company shall use its commercially reasonable efforts to include in such registration statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if such proposed offering is an underwritten offering and the managing underwriter or underwriters of the offering advises the Company that the total amount of Registrable Securities which the Securityholders, the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount of securities to be offered for the accounts of the Securityholders and the Other Holders shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Securityholders and all Other Holders (except the Company and the Requesting Holder) intended to be included in such offering, to the extent necessary to reduce the total amount of securities to be included in such proposed public offering to the amount recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Holder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a registration statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without any liability or obligation to any Securityholder.

Section 5. Registration Procedures.
(a) General. In connection with the Obligors' registration obligations pursuant to Section 3 and Section 4 hereof, the Obligors will:

                             (i)     prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 3(b) and Section 3(d) hereof; provided, that as soon as practicable, but in no event later than five (5) Business Days before filing such Registration Statement, the Company shall furnish to the Selling Securityholder(s) copies of all such documents proposed to be filed, which documents shall be subject to the review of the Selling Securityholder(s) and their counsel;

                             (ii)     notify the Selling Securityholder(s) promptly (A) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (B) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing (and to reply thereto as promptly as reasonably practicable), (D) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose (and use commercially reasonable efforts to obtain the withdrawal of such order), (E) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) if there is any misstatement or omission of any material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                             (iii)     if reasonably requested by a Selling Securityholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Selling Securityholder and its proposed plan of distribution as such Selling Securityholder reasonably requests be included therein, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                             (iv)     furnish to each Selling Securityholder, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                             (v)     deliver to each Selling Securityholder, without charge, as many copies as may reasonably be requested of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto;

                             (vi)     use commercially reasonable efforts to register or qualify, or cooperate with the Selling Securityholder(s) in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Selling Securityholder(s) reasonably requests; provided, however, that the Company will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

                             (vii)     cooperate with the Selling Securityholder(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters or Selling Securityholders may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters; and take such actions as the Selling Securityholders or managing underwriters may reasonably request to fulfill requirements of the Depositary Trust Company, Cede & Co., Euroclear or Cedel for the holding of the Registrable Securities by any such entity;

                             (viii)     otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(ix) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and any stock exchanges on which the Registrable Securities are then listed; and

                             (x)     upon reasonable notice and during normal business hours, provide reasonable access to the Company's personnel and auditors for the purpose of permitting the Selling Securityholders and their counsel to conduct due diligence in connection with any such Registration Statement.

As a condition precedent to the participation in any registration hereunder, the Selling Securityholders shall comply with Section 19 hereof.

                   (b)     Cessation of Sales. Each Selling Securityholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, such Selling Securityholder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (i) such Selling Securityholder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, (ii) such Selling Securityholder receives copies of any required supplemented or amended Prospectus, or (iii) such Selling Securityholder is advised in writing by the Company that the use of the Prospectus may be resumed; provided, however, that the Company shall use its commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (F) of Section 5(a)(ii) hereof. If so directed by the Company, on the happening of such event, each Selling Securityholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Securityholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                   Section 6.     Limitation on Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when in the written opinion of counsel for the Company registration of all Registrable Securities owned by a Securityholder is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities, such Securityholder shall have no rights pursuant to Section 4 hereof to request Registrable Securities be included in a Registration Statement in connection with such proposed sale and the Company shall promptly provide to the transfer agent and such Securityholder's broker in connection with any sale transaction a written opinion addressed to such Securityholder and the transfer agent to the effect set forth above, reasonably sufficient in form and substance to permit the transfer agent to issue certificates for such Registrable Securities without any legend restricting transfer thereof.

                   Section 7.     Registration Expenses. All reasonable out-of-pocket expenses incident to the Obligors' performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses in connection with compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of the Obligors' counsel and their independent certified public accountants, Securities Act liability insurance (if the Obligors elect to obtain such insurance), fees and expenses of any special experts retained by the Obligors in connection with any registration hereunder, all fees and expenses of other Persons retained by the Obligors and the reasonable fees and expenses of one counsel retained by the Selling Securityholders in connection with the registration of the Registrable Securities pursuant hereto (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any underwriting discounts, commissions, brokerage or other similar fees attributable to the sale of the Registrable Securities.

Section 8. Indemnification.

                   (a)     Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Selling Securityholder and its officers, directors, stockholders, employees, advisors and agents, and each Person who controls (within the meaning of the Securities Act) a Selling Securityholder, against all losses, claims, damages, liabilities, costs and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) ("Indemnifiable Costs and Expenses") resulting from (i) any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (including any such statements or omissions incorporated by reference therein) (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance upon or in conformity with any information furnished in writing to the Company by such Selling Securityholder expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement. The Company shall not be required to indemnify any party pursuant to this Section 8(a) with respect to any loss, claim, damage, liability, cost or expense resulting from an untrue or alleged untrue statement or omission or alleged omission of a material fact in a Preliminary Prospectus to the extent that (i) a court of competent jurisdiction has found by final and nonappealable order that any such loss, claim, damage, liability, cost or expense of such party results from the fact that such party sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference); (ii) if such party failed to make efforts generally consistent with the then prevailing industry practice to effect such delivery; and (iii) (A) such delivery to such person is required by Section 5 of the Act, (B) the Company has furnished copies of such Prospectus as amended or supplemented to such party a reasonable period of time prior to the party being required so to deliver such Prospectus as amended or supplemented and (C) such Prospectus as amended or supplemented corrected the untrue or alleged untrue statement or omission or alleged omission of material fact contained in the Preliminary Prospectus. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Selling Securityholder(s), if so requested.

                   (b)     Indemnification by the Selling Stockholder(s). In connection with any Registration Statement, each Selling Securityholder will furnish to the Company in writing such information as the Company reasonably requests as required under the Securities Act for use in connection with the preparation of any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls (within the meaning of the Securities Act) the Company, against all Indemnifiable Costs and Expenses resulting from (i) any untrue statement or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon or in conformity with any information so furnished in writing by such Selling Securityholder to the Company expressly for use in such Registration Statement or Prospectus, or (ii) any violation or alleged violation by such Selling Securityholder of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement. No Selling Securityholder shall be required to provide indemnification under this Section 8(b) in excess of an amount equal to the net proceeds to such Securityholder from the disposition of the Registrable Securities disposed of by such Securityholder pursuant to such Registration Statement.

                   (c)     Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to give such notice shall not relieve the indemnifying party of its obligations under this Section 8 except to the extent that the defense of such claim by the indemnifying party is actually materially and adversely prejudiced as a result thereof), and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner; provided, further, however, that if the indemnified party is advised by its counsel that (i) there is a conflict of interest between the indemnifying party and the indemnified party with respect to such claim, or (ii) the indemnified party has defenses to such claim that are different from or in addition to those available to the indemnifying party, then the indemnified party may assume the defense of such claim with counsel of its choice that is reasonably satisfactory to the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without the indemnifying party's consent. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one (1) local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim, which fees and expenses shall be paid as they are incurred.

                   (d)     Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) hereof is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by Section 8(a) or Section 8(b) hereof, respectively, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Selling Securityholder shall be required to provide contribution under this Section 8(d) in excess of an amount equal to the net proceeds to such Securityholder from the disposition of the Registrable Securities disposed of by such Securityholder pursuant to such Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

                   (e)     Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Underwritten Offering conflict with the foregoing, the provisions of such underwriting agreement shall control.

                   Section 9.     Participation in Underwritten Registrations. The Securityholder(s) may request that the Shelf Registration provide for an Underwritten Offering. Upon such request, the Obligors shall select one or more managing underwriters for such offering, each of which shall be reasonably satisfactory to the requesting Securityholders and shall enter into a customary underwriting agreement and other documents with such Managing Underwriter(s) with respect to such Underwritten Offering.

                   (b)     No Securityholder may participate in any Underwritten Offering hereunder unless it (i) agrees to sell the Registrable Securities included therein on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodial arrangements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

Section 10. Certain Covenants by the Company.

                   (a)     Upon request by any Securityholder, the Company will inform such Securityholder whether it is in current compliance with its most recent periodic filing obligations under the Exchange Act and has been in compliance with such filing obligations for the past 12 months.

                   (b)     Upon obtaining an opinion to the Company from counsel to a Securityholder that is reasonably satisfactory in form and substance to the Company to the effect that the Securityholder's Registrable Securities are no longer subject to restrictions on resale under the Securities Act, the Company will instruct its transfer agent to issue to such Securityholder a certificate representing such Registrable Securities without any legend affixed thereto, and such Registrable Securities shall no longer be Restricted Securities.

                   Section 11.     Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 11, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, waiver or consent is in writing and duly executed by the Company and a majority in interest of the Securityholders. Any such amendment, modification, supplement or consent that is agreed to by a majority in interest of the Securityholders shall be binding on all other Securityholders and the successors and assigns of all Securityholders. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement and no waiver on one occasion shall constitute a waiver on any future occasion with respect to the same or any other provision of this Agreement.

                   Section 12.     Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                   (a)     If to a Securityholder, at the most current address given by such Securityholder to the Company, in accordance with the provisions of this Section 12, which addresses (including facsimile number) initially are set forth opposite the Purchasers' names on the signature page hereto.

                   (b)     If to the Company, initially at 10435 Downsville Pike, Hagerstown, Maryland 21740-1766, attention: Treasurer, facsimile No.: (301) 655-2751, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 12, with copies to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004-2498, attention: Robert E. Buckholtz, Jr., facsimile No.: (212) 558-3588.

                   (c)     If to the Trust, initially at 10435 Downsville Pike, Hagerstown, Maryland 21740-1766, attention: Treasurer, facsimile No.: (301) 655-2752, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 12.

                   (d)     All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, facsimile, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

                   Section 13.     Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall constitute delivery of an original.

Section 14. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   Section 15.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

                   Section 16.     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                   Section 17.      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in Section 8 hereof, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. Neither of the Obligors may assign any of its rights or obligations hereunder. A Securityholder may assign its rights under this Agreement to any Person to whom it transfers Registrable Securities without any recourse by the assignee against such Securityholder. Upon any such assignment, the assignee shall be deemed to have agreed to, and shall, be bound by all of the terms and provisions of this Agreement as if such assignee had executed and delivered this Agreement on the date hereof.

                   Section 18.     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                   Section 19.     Further Actions; Best Efforts. The holders of the Registrable Securities shall use their reasonable best efforts to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable law and regulations that may be reasonably requested by the Obligors to assist them in the performance of their obligations hereunder, including, without limitation, the Obligors' preparation and filing of Registration Statements hereunder.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the Company, the Trust and the Purchasers have executed this Registration Rights Agreement as of the date first written above.
ALLEGHENY ENERGY, INC. By: /S/ REGIS F. BINDER Name: Regis F. Binder Title: Vice President and Treasurer ALLEGHENY CAPITAL TRUST I By: /S/ REGIS F. BINDER Name: Regis F. Binder Title: Regular Trustee

PERRY PRINCIPALS, LLC By: /S/ NAT KLIPPER Name: Nat Klipper Title: Managing Director Address: 599 Lexington Avenue New York, New York 10022 Facsimile No.: (212) 583-4040

                                                           COMMON FUND EVENT DRIVEN CO. LTD.

                                                           By:   /S/ FRANK RANGO
                                                                    Name:  Frank Rango
                                                                    Title:    Sr. Portfolio Manager

                                                           Address:    c/o John A. Levin and Co., Inc
                                                                             One Rockefeller Plaza, 25th Floor.
                                                                             New York, New York 10020

                                                           Facsimile No.:  (212) 332-8416/8459

                                                           CITIJL, LTD.

                                                           By:   /S/ FRANK RANGO
                                                                    Name:  Frank Rango
                                                                    Title:    Sr. Portfolio Manager

                                                           Address:    c/o John A. Levin and Co., Inc
                                                                             One Rockefeller Plaza, 25th Floor.
                                                                             New York, New York 10020

                                                           Facsimile No.:  (212) 332-8416/8459

                                                           PURCHASE ASSOCIATES, L.P.

                                                           By:   /S/ FRANK RANGO
                                                                    Name:  Frank Rango
                                                                    Title:    Sr. Portfolio Manager

                                                           Address:    c/o John A. Levin and Co., Inc
                                                                             One Rockefeller Plaza, 25th Floor.
                                                                             New York, New York 10020

                                                           Facsimile No.:  (212) 332-8416/8459

                                                           PURCHASE ASSOCIATES II, L.P.

                                                           By:   /S/ FRANK RANGO
                                                                    Name:  Frank Rango
                                                                    Title:    Sr. Portfolio Manager

                                                           Address:    c/o John A. Levin and Co., Inc
                                                                             One Rockefeller Plaza, 25th Floor.
                                                                             New York, New York 10020

                                                           Facsimile No.:  (212) 332-8416/8459

                                                           LEVCO ALTERNATIVE FUND, LTD.

                                                           By:   /S/ FRANK RANGO
                                                                    Name:  Frank Rango
                                                                    Title:    Sr. Portfolio Manager

                                                           Address:    c/o John A. Levin and Co., Inc
                                                                             One Rockefeller Plaza, 25th Floor.
                                                                             New York, New York 10020

                                                           Facsimile No.:  (212) 332-8416/8459

                                                           KING STREET CAPITAL, L.P.
                                                           By its General Partner King Street Advisors, LLC

                                                           By:   /S/ O. FRANCIS BIONDI, JR.
                                                                    Name:  O. Francis Biondi, Jr.
                                                                    Title:    Managing Member of General Partner

                                                           Address:    909 Third Avenue, 30th Floor
                                                                             New York, New York 10022

                                                           Facsimile No.:  (212) 350-4702

                                                           GAIA OFFSHORE MASTER FUND LTD.
                                                            By: Promethean Asset Management L.L.C.
                                                            Its:   Investment Manager

                                                           By:   /S/ ROBERT LANGER
                                                                    Name:  Robert Langer
                                                                    Title:    A Managing Director

                                                           Address:    c/o Promethean Asset Management L.L.C.
                                                                             750 Lexington Avenue, 22nd Floor
                                                                             New York, New York 10022
                                                                             Attention: David Kittay and Robert Brantman

                                                           Facsimile No.:  (212) 758-9620

                                                           Duquesne Capital Management, L.L.C. as
                                                           Investment Manager for Windmill Master Fund LP

                                                           By:   /S/ ZACHARY SCHREIBER
                                                                    Name:  Zachary Schreiber
                                                                    Title:    Managing Director

                                                           Address:    900 Third Avenue - New York 10022

                                                           Facsimile No.:  (212) 404-1127

                                                           D.E. Shaw Laminar Portfolios, L.L.C.
                                                           By:   D.E. Shaw & Co., L.L.C., as managing
                                                                    member

                                                                    By: /S/ MAX HOLMES
                                                                    Name:  Max Holmes
                                                                    Title:    Authorized Signatory

                                                           Address:    D.E. Shaw Laminar Portfolios, L.L.C.
                                                                              c/o D.E. Shaw & Co., L.P.
                                                                              120 West 45th Street, 39th Floor
                                                                              New York, New York 10036

                                                           Facsimile No.:  (212) 845-1273

                                                           AMARANTH L.L.C.
                                                           By: Amaranth Advisors L.L.C. its managing
                                                           member

                                                           By:   /S/  CHARLES H. WINKLER                                                                     Name:  Charles H. Winkler
                                                                    Title:    Chief Operating Officer
                                                                                 Amaranth Advisors L.L.C.

                                                           Address:    One American Lane
                                                                             Greenwich, CT 06831

                                                           Facsimile No.:  (203) 422-3540

                                                           ZLP MASTER FUND, LTD.
                                                           By: Zimmer Lucas Capital, LLC,
                                                                   its Investment Manager

                                                           By:   /S/ CRAIG LUCAS
                                                                    Name:  Craig Lucas
                                                                    Title:    Managing Member

                                                           Address:    Zimmer Lucas Partners, LLC                                                                              45 Broadway - 28th Floor
                                                                             New York, NY 10006

                                                           Facsimile No.:  (212) 440-0751

                                                           ZLP MASTER FUND, LTD.
                                                           By: Zimmer Lucas Capital, LLC,
                                                                   its Investment Manager

                                                           By:   /S/ CRAIG LUCAS
                                                                    Name:  Craig Lucas
                                                                    Title:    Managing Member

                                                           Address:    Zimmer Lucas Partners, LLC                                                                              45 Broadway - 28th Floor
                                                                             New York, NY 10006

                                                           Facsimile No.:  (212) 440-0751

                                                           ZLP MASTER FUND, LTD.
                                                           By: Zimmer Lucas Capital, LLC,
                                                                   its Investment Manager

                                                           By:   /S/ CRAIG LUCAS
                                                                    Name:  Craig Lucas
                                                                    Title:    Managing Member

                                                           Address:    Zimmer Lucas Partners, LLC                                                                              45 Broadway - 28th Floor
                                                                             New York, NY 10006

                                                           Facsimile No.:  (212) 440-0751

[PURCHASER 2] By: Name: Address: Facsimile No.:

[PURCHASER 3] By: Name: Address: Facsimile No.: